AMENDMENT NO. 3 TO THE CREDIT AGREEMENT


                                   Dated as of April 26, 1996



          AMENDMENT NO. 3 TO THE CREDIT AGREEMENT among Federated Department Stores, Inc., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lender Parties"), Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lender Parties and Chemical Bank, as agent (the "Agent").

               PRELIMINARY STATEMENTS:

          (1)  The Borrower, the Lender Parties, the
Administrative Agent and the Agent have entered into a Credit Agreement dated as of December 19, 1994 (such Credit Agreement, as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2) The Borrower and the Required Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

          SECTION 1.     Amendments to the Credit Agreement.  The
Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 2 below, hereby amended as follows:

          (a) Section 1.01 is amended by adding in proper alphabetical order the following definition:

                    "`Senior Notes Indenture' means the Indenture dated as of December 15, 1994, as supplemented by the Third Supplemental Trust Indenture dated as of January 23, 1995, between the Borrower and State Street Bank and Trust Company (successor to the First National Bank of Boston), as Trustee, pursuant to which the Borrower's 10% Senior Notes due 2001 have been issued, as in effect on April 26, 1996."

          (b) The first sentence of Section 2.06(b)(ii) is amended in full to read as follows:

               "The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), (iii), (v) or (vi) of Section 5.02(d)) and (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (i)(A),
          (B) or (D), (ii) or (iii) of Section 5.02(b)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to, in the case of the incurrence or issuance of Debt pursuant to Section 5.02(b)(i)(E), 100% of the amount of such Net Cash Proceeds, and in all other cases, if during any Non-Investment Grade Period, 50% of the amount of such Net Cash Proceeds, and if during an Investment Grade Period, 0% of the amount of such Net Cash Proceeds".

          (c) Section 5.02(b)(i) is amended by deleting the figure "$200,000,000" contained in clause (C) thereof and substituting for such figure the figure "$500,000,000".

          (d) Section 5.02(b)(i) is further amended by (i) deleting the word "and" at the end of clause (C) thereof and (ii) adding to the end thereof a new subsection (E), to read as follows:

                    "(E) unsecured Debt, provided that the terms
          (including, without limitation, interest rate and limitations on liens, if any) taken as a whole of any such Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable to the Loan Parties or the Lender Parties, as determined by the Administrative Agent in its reasonable discretion, than the terms governing the Debt issued pursuant to the Senior Notes Indenture, provided that the maturity of any Debt issued pursuant to this subclause (E) shall be at least 6 months after the Termination Date and any amortization thereof shall commence no earlier than 6 months after the Termination Date, provided further that the Net Cash Proceeds thereof shall be applied to prepay Advances pursuant to and in accordance with Section 2.06(b)(ii); and".

          SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, on or before April 26, 1996 (or such later date as the Administrative Agent and the Borrower shall agree), the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders and each of the consents attached hereto executed by each Guarantor and each Pledgor, as applicable. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

          SECTION 3.     Reference to and Effect on the Credit
Agreement and the Loan Documents.  (a)   On and after the
effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan
Documents.

          SECTION 4.     Execution in Counterparts.   This
Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 5.     Governing Law.  This Amendment shall be
governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   FEDERATED DEPARTMENT STORES, INC.


                                   By   \s\ Karen M. Hoguet
                                        Name: Karen M. Hoguet
                                        Title: Sr. Vice President and
                                               Treasurer



                                   CITIBANK, N.A.,
                                   as Administrative Agent and as Lender



                                   By  \s\ Douglas H. Greeff
                                   Name: Douglas H. Greeff
                                   Title: Attorney-in-Fact


                                   CHEMICAL BANK, as Agent and as
                                   Lender


                                   By  \s\ William Rindfuss
                                   Name: William Rindfuss
                                   Title: Vice President


                                   By
                                   Name:
                                   Title:


                                   ALLIED IRISH BANKS, PLC


                                   By
                                   Name:
                                   Title:


                                   By
                                   Name:
                                   Title:


                                   ARAB PLC, GRAND CAYMAN


                                   By  \s\ Peter Boyadjian
                                   Name: Peter Boyadjian
                                   Title: Senior Vice President

                                   ARAB BANKING CORPORATION


                                   By  \s\ Grant E. McDonald
                                   Name: Grant E. McDonald
                                   Title: Vice President


                                   THE ASAHI BANK, LTD.


                                   By  \s\ Junichi Yamada
                                   Name: Junichi Yamada
                                   Title: Senior Deputy General Manager

                                   PT. BANK NEGARA INDONESIA
                                   (PERSERO)


                                   By  \s\ Dewa Suthapa
                                   Name: Dewa Suthapa
                                   Title: General Manager


                                   BANK OF AMERICA ILLINOIS


                                   By \s\ M. A. Detrick
                                   Name: M. A. Detrick
                                   Title: Vice President


                                   BANK OF IRELAND


                                   By  \s\ Paddy Bowling
                                   Name: Paddy Bowling
                                   Title: Account Manager

                                   BANK OF MONTREAL


                                   By  \s\ Tom Brino
                                   Name: Tom Brino
                                   Title: Director


                                   THE BANK OF NEW YORK


                                   By  \s\ Paula M. Diponzio
                                   Name: Paula Diponzio
                                   Title: Vice President


                                   BANK ONE, COLUMBUS, N.A.


                                   By \s\ Wendy C. Mayhew
                                   Name: Wendy C. Mayhew
                                   Title: Vice President & Group Manager


                                   BANK POLSKA OPIEKI, S.A.


                                   By
                                   Name:
                                   Title:


                                   BANK OF SCOTLAND


                                   By  \s\ Cathering M. Oniffrey
                                   Name: Cathering M. Oniffrey
                                   Title: Vice President


                                   BANK OF TOKYO TRUST COMPANY


                                   By
                                   Name:
                                   Title:


                                   THE BANK OF TOKYO - MITSUBISHI
                                   LTD.


                                   By
                                   Name:
                                   Title:


                                   BANKERS TRUST


                                   By
                                   Name:
                                   Title:


                                   BANQUE PARIBAS


                                   By \s\ Mary T. Finnegan
                                   Name: Mary T. Finnegan
                                   Title: Group Vice President

                                   By  \s\ Heather Zimmerman
                                   Name:  Heather Zimmerman
                                   Title: Assistant Vice President


                                   BEAR STEARNS & CO. INC.


                                   By
                                   Name:
                                   Title:

                                   BERLINER HANDELS-UND
                                   FRANKFURTER BANK
                                   (n/k/a BHF-Bank AG)


                                   By
                                   Name:
                                   Title:


                                   CAISSE NATIONALE DE CREDIT
                                   AGRICOLE


                                   By
                                   Name:
                                   Title:


                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE


                                   By \s\ John J. Mack
                                   Name: John J. Mack
                                   Title: Authorized Signatory


                                   CERES FINANCE


                                   By
                                   Name:
                                   Title:


                                   THE CHASE MANHATTAN BANK, N.A.


                                   By \s\ Ellen L. Gertzog
                                   Name: Ellen L. Gertzog
                                   Title: Vice President

                                   By
                                   Name:
                                   Title:


                                   CITICORP SECURITIES, INC.


                                   By  \s\
                                   Name:
                                   Title:


                                   COMERICA BANK


                                   By  \s\ Hugh G. Porter
                                   Name: Hugh G. Porter
                                   Title: Vice President

                                   COMMERCEZBANK AKTIENGESELLSCHAFT.
                                   GRAND CAYMAN BRANCH


                                   By \s\ Mark Monson   \s\ William J. Binder
                                   Name: Mark Monson      William J. Binder
                                   Title:Vice President  Ass't Vice President


                                   CREDIT LYONNAIS CAYMAN ISLAND
                                   BRANCH


                                   By  \s\ Sandra E. Horwitz
                                   Name: Sandra E. Horwitz
                                   Title: Authorized Signer


                                   CREDIT SUISSE


                                   By \s\ Chris T. Horgan
                                   Name: Chris T. Horgan
                                   Title: Associate


                                   DEUTSCHE BANK AG NEW YORK
                                   AND/OR CAYMAN ISLAND  BRANCHES


                                   By  \s\ David S. Kahn
                                   Name: David S. Kahn
                                   Title: Assistant Vice President

                                   By \s\ Hans-Josef Thiele
                                   Name: Hans-Josef Thiele
                                   Title: Vice President



                                   THE FIFTH THIRD BANK


                                   By \s\ Robert C. Ries
                                   Name: Robert C. Ries
                                   Title: Vice President


                                   THE FIRST NATIONAL BANK OF
                                   BOSTON


                                   By  \s\ Rod Guinn
                                   Name: Rod Guinn
                                   Title: Director


                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO


                                   By \s\ Paul E. Rigby
                                   Name: Paul E. Rigby
                                   Title: Managing Director


                                   THE FIRST NATIONAL BANK OF MARYLAND


                                   By \s\ Andrew W. Fish
                                   Name: Andrew W. Fish
                                   Title: Vice President


                                   FLEET NATIONAL BANK


                                   By \s\ Kathleen Dimock
                                   Name: Kathleen Dimock
                                   Title: Loan Officer


                                   THE FUJI BANK, LIMITED, NEW
                                   YORK BRANCH


                                   By \s\ Katsunori Nazawa
                                   Name: Katsunori Nozawa
                                   Title: Vice President & Manager

                                   GULF INTERNATIONAL BANK


                                   By \s\ Abdel-Fattah Tahoun
                                   Name: Abdel-Fattah Tahoun
                                   Title: Senior Vice President

                                   By \s\ Haytham F. Khalil
                                   Name: Haytham F. Khalil
                                   Title: Assistant Vice President


                                   THE INDUSTRIAL BANK OF JAPAN, LTD.


                                   By \s\ Mr. Junri Oda
                                   Name: Mr. Junri Oda
                                   Title: Senior Vice President &
                                          Senior Manager


                                   INTERNATIONALE NEDERLANDEN BANK
                                   (U.S.) CAPITAL CORP.


                                   By  \s\ Joan M. Chiappe
                                   Name: Joan M. Chiappe
                                   Title: Vice President


                                   LEHMAN COMMERCIAL PAPER


                                   By
                                   Name:
                                   Title:


                                   MELLON BANK, N.A.


                                   By  \s\ Deborah K. Bresiaf
                                   Name: Deborah K. Bresiaf
                                   Title: Vice President



                                   MERITA BANK, LTD.


                                   By
                                   Name:
                                   Title:


                                   MERRILL LYNCH PRIME RATE
                                   PORTFOLIO


                                   By
                                   Name:
                                   Title:


                                   MERRILL LYNCH SENIOR FLOATING
                                   RATE FUND

                                   By
                                   Name:
                                   Title:


                                   MERRILL LYNCH SENIOR HIGH INCOME


                                   By
                                   Name:
                                   Title:



                                   MERRILL LYNCH SENIOR HIGH INCOME
                                   II


                                   By
                                   Name:
                                   Title:


                                   MITSUBISHI TRUST


                                   By  \s\ Patricia Loret de Mola
                                   Name: Patricia Loret de Mola
                                   Title: Senior Vice President


                                   THE MITSUI TRUST & BANKING CO., LTD.


                                   By  \s\ Margaret Holloway
                                   Name: Margaret Holloway
                                   Title: Vice President & Manager


                                   MORGAN GUARANTY TRUST COMPANY OF
                                   NEW YORK

                                   By  \s\
                                   Name:
                                   Title:


                                   NATWEST SECURITIES


                                   By
                                   Name:
                                   Title:


                                   NATWEST BANK N.A.


                                   By \s\ Cameron D. Gateman
                                   Name: Cameron D. Gateman
                                   Title: Vice President


                                   NATIONSBANK N.A.


                                   By \s\ Michael D. Monte
                                   Name: Michael D. Monte
                                   Title: Senior Vice President


                                   THE NIPPON CREDIT BANK, LTD.


                                   By \s\ Barry S. Fein
                                   Name: Barry S. Fein
                                   Title: Assistant Vice President


                                   PEARL STREET, L.P.


                                   By  \s\ John E. Urban
                                   Name: John E. Urban
                                   Title: Authorized Signer


                                   PNC BANK, OHIO, NATIONAL ASSOCIATION


                                   By  \s\ John T. Taylor
                                   Name: John T. Taylor
                                   Title: Senior Vice President

                                   PROSPECT STREET SENIOR PORTFOLIO, L.P.
                                   By PROSPECT STREET SENIOR LOAN CORP.


                                   By \s\ Preston J. Carnes, Jr.
                                   Name: Preston J. Carnes, Jr.
                                   Title: Vice President


                                   PROTECTIVE LIFE INSURANCE CO.


                                   By
                                   Name:
                                   Title:


                                   ROSA I


                                   By
                                   Name:
                                   Title:


                                   ROSA II


                                   By
                                   Name:
                                   Title:


                                   THE SANWA BANK, LIMITED, NEW YORK
                                   BRANCH


                                   By  \s\ Jean-Michael Faovi
                                   Name: Jean-Michael Faovi
                                   Title: Vice President


                                   SOCIETE GENERALE


                                   By  \s\ Seth F. Asofsky
                                   Name: Seth F. Asofsky
                                   Title: Vice President


                                   SOCIETY NATIONAL BANK


                                   By  \s\ Wayne K. Guessford
                                   Name: Wayne K. Guessford
                                   Title: Vice President


                                   STAR BANK, N.A.


                                   By
                                   Name:
                                   Title:


                                   STRATA FUNDING


                                   By
                                   Name:
                                   Title:


                                   THE SUMITOMO BANK, LTD. NEW YORK
                                   BRANCH


                                   By
                                   Name:
                                   Title:


                                   THE SUMITOMO TRUST & BANKING CO.,
                                   LTD., NEW YORK BRANCH


                                   By \s\ Suraj Bhatia
                                   Name: Suraj Bhatia
                                   Title: Senior Vice President


                                   SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                   By  \s\ J. Carol Doyle
                                   Name: J. Carol Doyle
                                   Title: First Vice President


                                   TORONTO-DOMINION BANK


                                   By  \s\ David G. Parker
                                   Name: David G. Parker
                                   Title: Mgr. Cr. Admin.


                                   THE TRAVELER'S INSURANCE COMPANY


                                   By
                                   Name:
                                   Title:


                                   UNION BANK, A DIVISION OF
                                   UNION BANK OF CALIFORNIA, N.A.


                                   By \s\ Timothy P. Streb
                                   Name: Timothy P. Streb
                                   Title: Vice President


                                   VAN KAMPEN AMERICAN CAPITAL PRIME
                                   RATE INCOME TRUST


                                   By  \s\ Jeffrey W. Maillet
                                   Name: Jeffrey W. Maillet
                                   Title: Sr. Vice Pres. - Portfolio Mgr.


                                   WACHOVIA BANK OF GEORGIA, N.A.


                                   By
                                   Name:
                                   Title:



                            CONSENT



                                             Dated as of April 26, 1996

               Each of the undersigned, as a Guarantor under the Guaranty dated as of December 19, 1994 (the "Guaranty") in favor of the Administrative Agent, for its benefit and the benefit of the Lender Parties party to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.


                              BLOOMINGDALE'S, INC.
                              BLOOMINGDALE'S BY MAIL LTD.
                              THE BON, INC.
                              BROADWAY STORES, INC.
                              BULLOCK'S, INC.
                              BURDINES, INC.
                              FEDERATED REAL ESTATE, INC.
                              FEDERATED RETAIL HOLDINGS, INC.
                              LAZARUS, INC.
                              LAZARUS PA, INC.
                              MACY'S CLOSE-OUT, INC.
                              MACY'S EAST, INC.
                              MACY'S REAL ESTATE, INC.
                              MACY'S SPECIALTY STORES, INC.
                              MACY'S WEST, INC.
                              RICH'S DEPARTMENT STORES, INC.
                              STERN'S DEPARTMENT STORES, INC.

                              By  \s\ Karen M. Hoguet
                              Name: Karen M. Hoguet
                              Title: Sr. Vice President & Treasurer

                              Address of
                              Chief Executive Office and for
                              Notices:
                              7 West Seventh Street
                              Cincinnati, OH  45202
                                  Attention:     Chief Financial Officer
                                                 (with a copy to General
                                                  Counsel)



                            CONSENT

                                        Dated as of April 26, 1996

          Each of the undersigned, as a Pledgor under the Security Agreement dated as of December 19, 1994 (the "Security Agreement") in favor of the Administrative Agent, for its benefit and the benefit of the Lender Parties party to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that
(a) notwithstanding the effectiveness of such Amendment, the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Security Agreement to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) the Collateral Documents to which such Pledgor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).


                         FEDERATED DEPARTMENT STORES, INC.



                         By  \s\ Karen M. Hoguet
                         Title: Sr. Vice President & Treasurer

                         Address of Chief Executive Office and
                         for Notices:
                         7 West Seventh Street
                         Cincinnati, OH  45202
                         Attention: Chief Financial Officer
                                    (with a copy to General Counsel)



                         FEDERATED RETAIL HOLDINGS, INC.



                         By  \s\ Karen M. Hoguet
                         Title: Sr. Vice President & Treasurer

                         Address of Chief Executive Office and
                         for Notices:
                         7 West Seventh Street
                         Cincinnati, OH  45202
                         Attention: Chief Financial Officer
                                    (with a copy to General Counsel)